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                                                                Exhibit (n)(iii)

April 26, 2005

New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116

Ladies and Gentlemen:

     I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 10 to the Registration Statement on Form N-6 for Enterprise Executive Advantage, issued through New England Variable Life Separate Account (File No. 333-46401).

                                                      Very truly yours,


                                                      /s/ Marie C. Swift
                                                      --------------------------
                                                      Marie C. Swift
                                                      Vice President and Counsel